CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 15 to File No. 33-94206; Amendment No. 16 to File No. 811-9064) of Cadre Institutional Investors Trust of our reports dated November 15, 2006, included in the 2006 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 26, 2007